EXHIBIT 99.1

PGT Reports 2008 Third Quarter and First Nine Months Results

VENICE, Fla., Oct. 29, 2008 (GLOBE NEWSWIRE) -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its third quarter and first nine months ended September 27, 2008.

"The availability of credit tightened significantly in the third quarter as the full scope of the mortgage crisis was felt, causing sharp drops in new home construction and applications for building permits. Builder confidence is at record lows, as they and their customers face much tougher lending standards. Housing starts were down 43% in our core market in the third quarter of 2008 compared to 2007, and our sales decreased 24.6%," said Rod Hershberger, PGT's President and Chief Executive Officer. "Keeping recent events in mind, we continue to move forward with new offerings in our architectural systems product line, expansion into unitized curtain wall systems and focus on out-of-state growth opportunities. We continue to believe that we can grow organically by gaining market share, but we also continue to focus on controlling costs and may take additional actions to streamline operations if the economy weakens further."

Highlights of the Third Quarter and First Nine Months Financial Results include:

(See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their GAAP equivalents.)

    * Net sales were $54.3 million in the third quarter of 2008, a decrease of $17.7 million or 24.6%, compared to the third
      quarter of 2007.  For the first nine months of 2008, net sales were $169.3 million, a decrease of $54.8 million or 24.5%, compared to the first nine months of 2007.
    * Gross margin percentage in the third quarter of 2008 was 29.8%, compared to 31.7% in the third quarter of 2007, and was 31.8%
      for the 2008 first nine months, compared to 34.1% in the 2007 first nine months.  Gross margin in both periods decreased due mainly to declining operating leverage from lower sales.
    * Non-cash impairment charges totaling $1.6 million were recorded in the 2008 third quarter as the Company completed its updated impairment tests bringing total non-cash impairment charges to
      $93.6 million in the first nine months of 2008.  In 2007, there was a non-cash impairment charge of $0.8 million related to a then idle manufacturing facility.
    * SG&A was $14.5 million in the third quarter of 2008, a decrease of $3.8 million from the 2007 third quarter and $46.9 million for the first nine months of 2008, a decrease of $12.1 million from the 2007 first nine months.  Lower personnel costs from previously announced cost-alignment initiatives and lower
      distribution and selling costs associated with lower sales volumes contributed to the decreases.  SG&A was 26.6% of sales for the third quarter of 2008 compared to 25.4% in 2007 and
      27.7% for the first nine months of 2008 compared to 26.3% in
      2007.
    * Restructuring costs of $1.1 million included in cost of goods sold and $0.7 million included in SG&A were recorded in early
      2008.  Adjusted for restructuring costs, in the first nine months of 2008 gross margin percentage was 32.4%, and SG&A was
      27.3% of sales.
    * Net loss in the 2008 third quarter was $1.6 million, compared to net income of $1.1 million for the third quarter of 2007.  Net loss in the first nine months of 2008 was $80.0 million,
      compared to net income of $4.7 million in the first nine months of 2007.  Non-cash impairment charges of $1.6 million in the third quarter and $93.6 million in the first nine months drove the net losses in 2008.  Adjusting for these charges, there was a net loss of $0.3 million in the third quarter and net income of $0.8 million in the first nine months of 2008, compared to net income of $1.1 million in the third quarter and adjusted net income of $5.2 million for the first nine months of 2007.
    * On an adjusted basis, net loss per diluted share for the third quarter of 2008 was $0.01 compared to net income of $0.04 in the third quarter of 2007 and an adjusted net income of $0.03 in the first nine months of 2008 compared to $0.18 for the first nine months of 2007.
    * Adjusted EBITDA for the third quarter of 2008 was $6.0 million compared to $8.4 million in 2007.  Adjusted EBITDA for the first nine months of 2008 was $21.4 million compared to $28.7 million in 2007.

Commenting on the third quarter and first nine months results, Jeff Jackson, PGT's Executive Vice President and Chief Financial Officer, stated, "The fall-out from the widening mortgage crisis has triggered problems throughout the entire economy with one of the most adversely affected industries being home construction. Our sales continued to be impacted in the third quarter as sequential quarter sales fell to $54.3 million from $60.1 million in the second quarter. The resulting decrease in our ability to leverage fixed costs, coupled with operating inefficiencies experienced as we introduce new products into our architectural systems product line, negatively affected our results as adjusted EBITDA was $6.0 million, or 11.1% of sales compared to $9.5 million, or 15.9% of sales for the second quarter of 2008."

Mr. Jackson continued, "On a positive note, we completed our rights offering in the third quarter. This offering was fully subscribed and generated net cash proceeds of $29.3 million which enabled us to prepay $30 million of outstanding debt. Coupled with effective management of working capital and internally generated cash, since the beginning of the year we have prepaid $40 million of outstanding bank debt which has strengthened our balance sheet and provided us with increased financial flexibility in these difficult market conditions."

Conference Call

As previously announced, PGT will hold a conference call Thursday, October 30, 2008, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-879-6203 (U.S. and Canada) and 719-325-4801 (international). A replay of the call will be available beginning October 30, 2008, at 1:30 p.m. Eastern Time through November 13, 2008. To access the replay, dial 888-203-1112 (U.S. and Canada) or 719-457-0820 (international) and refer to passcode 5308041. The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://www.pgtinc.com.

About PGT

PGT(r) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. Founded in 1980, the Company employs approximately 1,500 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL, Salisbury, NC and Lexington, NC. Sold through a network of over 1,300 independent distributors, the Company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market, which includes the Caribbean, South America and Australia. PGT's product line includes PGT(R) Aluminum and Vinyl Windows and Doors; WinGuard(R) Impact-Resistant Windows and Doors; PGT(R) Architectural Systems; and Eze-Breeze(R) Sliding Panels. PGT Industries, Inc. is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

The PGT, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4199

Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

                           PGT, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited - in thousands, except per share amounts)

                             Third Quarter Ended  Nine Months Ended
                           --------------------  --------------------
                           Sept. 27,  Sept. 29,  Sept. 27,  Sept. 29,
                             2008       2007       2008       2007
                           ---------  ---------  ---------  ---------
 Net sales                 $  54,330  $  72,054  $ 169,266  $ 224,059
 Cost of sales                38,132     49,177    115,506    147,765
                           ---------  ---------  ---------  ---------
  Gross margin                16,198     22,877     53,760     76,294
 Goodwill and intangible
  impairment charges           1,600         --     93,600         --
 Asset impairment charge          --         --         --        826
 Selling, general and
  administrative expenses     14,475     18,272     46,909     59,033
                           ---------  ---------  ---------  ---------
  Income (loss) from
   operations                    123      4,605    (86,749)    16,435
 Interest expense              2,236      2,772      7,153      8,697
 Other expense (income),
  net                             18        198        (38)       428
                           ---------  ---------  ---------  ---------
  (Loss) income before
   income taxes               (2,131)     1,635    (93,864)     7,310
 Income tax (benefit)
  expense                       (502)       566    (13,799)     2,656
                           ---------  ---------  ---------  ---------
 Net (loss) income         $  (1,629) $   1,069  $ (80,065) $   4,654
                           =========  =========  =========  =========

 Basic net (loss) income
  per common share         $   (0.05) $    0.04  $   (2.74) $    0.16
                           =========  =========  =========  =========

 Diluted net (loss) income
  per common share         $   (0.05) $    0.04  $   (2.74) $    0.16
                           =========  =========  =========  =========

  Weighted average common
   shares outstanding:
 Basic                        32,082     28,572     29,183     28,279
                           =========  =========  =========  =========

 Diluted                      32,082     29,513     29,183     29,447
                           =========  =========  =========  =========

                                PGT, INC. AND SUBSIDIARY
                            CONDENSED CONSOLIDATED BALANCE SHEET
                                       (in thousands)

                                              Sept. 27,    Dec. 29,
                                                2008         2007
                                              ---------   ---------
 ASSETS                                      (unaudited)
 Current assets:
 Cash and cash equivalents                    $  18,822   $  19,479
 Accounts receivable, net                        21,387      20,956
 Inventories, net                                11,668       9,223
 Deferred income taxes                            4,036       3,683
 Other current assets                             5,338       7,080
                                              ---------   ---------
  Total current assets                           61,251      60,421

 Property, plant and equipment, net              74,956      80,184
 Other intangible assets, net                    91,871      96,348
 Goodwill                                        76,348     169,648
 Other assets, net                                1,273       1,264
                                              ---------   ---------
  Total assets                                $ 305,699   $ 407,865
                                              =========   =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses        $  15,991   $  15,235
 Current portion of long-term debt                   95         332
                                              ---------   ---------
  Total current liabilities                      16,086      15,567
 Long-term debt                                  90,309     129,668
 Deferred income taxes                           35,224      48,927
 Other liabilities                                2,890       3,231
                                              ---------   ---------
  Total liabilities                             144,509     197,393

 Total shareholders' equity                     161,190     210,472
                                              ---------   ---------
 Total liabilities and shareholders' equity   $ 305,699   $ 407,865
                                              =========   =========

                    PGT, INC. AND SUBSIDIARY
    RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP
                           EQUIVALENTS
 (unaudited - in thousands, except per share amounts and percentages)

                          Third Quarter Ended    Nine Months Ended
                          -------------------   -------------------
                          Sept. 27,  Sept. 29,  Sept. 27,  Sept. 29,
                            2008       2007       2008       2007
                          --------   --------   --------   --------

  Adjusted Net (Loss)
  Income and Adjusted Net
  (Loss) Income per
  share (1):
 Net (loss) income        $ (1,629)  $  1,069   $(80,065)  $  4,654
 Reconciling items:
  Goodwill and intangible
   impairment charges (2)    1,600         --     93,600         --
  Asset impairment charge
   (3)                          --         --         --        826
  Restructuring charge (4)      --         --      1,752         --
  Tax effect of
   reconciling items          (308)        --    (14,486)      (322)
                          --------   --------   --------   --------
  Adjusted net (loss)
   income                 $   (337)  $  1,069   $    801   $  5,158
                          ========   ========   ========   ========

 Weighted average common
  shares outstanding:
  Diluted (5)               32,082     29,513     29,183     29,447
  Incremental shares for
   stock awards (6)             --         --        396         --
                          --------   --------   --------   --------
  Diluted - adjusted        32,082     29,513     29,579     29,447
                          ========   ========   ========   ========

 Adjusted net (loss)
  income per diluted
  share                   $  (0.01)  $   0.04   $   0.03   $   0.18
                          ========   ========   ========   ========

 Reconciliation to EBITDA
  and Adjusted EBITDA:
 Net (loss) income        $ (1,629)  $  1,069   $(80,065)  $  4,654
 Reconciling items:
  Depreciation and
  amortization expense       4,302      4,032     12,753     11,833
  Interest expense           2,236      2,772      7,153      8,697
  Income tax (benefit)
  expense                     (502)       566    (13,799)     2,656
                          --------   --------   --------   --------
 EBITDA                      4,407      8,439    (73,958)    27,840
 Add: Goodwill and
       intangible
       impairment
       charges (2)           1,600         --     93,600         --
      Long-lived asset
       impairment charge
       (3)                      --         --         --        826
      Restructuring
       charge (4)               --         --      1,752         --
                          --------   --------   --------   --------
      Adjusted EBITDA     $  6,007   $  8,439   $ 21,394   $ 28,666
                          ========   ========   ========   ========
      Adjusted EBITDA as
       percentage of net
       sales                  11.1%      11.7%      12.6%      12.8%
                          ========   ========   ========   ========

 (1) The Company's non-GAAP financial measures are explained in its Form 8-K filed October 29, 2008.

 (2) Represents the write-down of the carrying value of goodwill and a trademark. The Company recorded an estimated $92.0 million non-cash goodwill impairment charge in the second quarter of
     2008 based on the results of preliminary impairment tests at that time. The Company completed its updated inpairment tests in the 2008 third quarter which resulted in additional non-cash impairment charges totaling $1.6 million, of which $1.3 million relates to goodwill and $0.3 million relates to a trademark.

 (3) Represents the write-down of the value of the Lexington, North
     Carolina property which, until December 2007 when we
     reclassified the real estate as held and used, had been
     classified as an asset held for sale due to the relocation of our plant to Salisbury, North Carolina.

 (4) Represents charge related to restructuring actions taken in the first quarter of 2008 as announced on March 4, 2008 of which
     $1.1 million is included in cost of goods sold and $0.7 million is included in selling, general and administrative expenses.
     This charge related primarily to employee separation costs.

 (5) Due to the net losses in each of the third quarter and first nine months of 2008, the effect of equity compensation plans is anti-dilutive. Weighted average common shares outstanding for both periods in 2007 have been restated to give effect to the bonus element contained in the rights offering.

 (6) Represents incremental shares for stock options that were excluded from the calculation of earnings per share for the nine months ended September 27, 2008 because their effect would have been anti-dilutive.

CONTACT:  PGT, Inc.
          Jeffrey T. Jackson, Executive Vice President and C.F.O.
          941-486-0100, ext. 22786
          jjackson@pgtindustries.com